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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               EXECUTIVE RISK INC.
             (Exact name of registrant as specified in its charter)

                           Commission File No. 1-12800


           DELAWARE                                             06-1388171
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                82 HOPMEADOW STREET, SIMSBURY, CONNECTICUT 06070
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (860) 408-2000

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ITEM 5. OTHER EVENTS.

Restructuring of Underwriting and Reinsurance Relationships with The Aetna Casualty and Surety Company. On February 13, 1997, Executive Risk, Inc. (the "Company") announced a restructuring (the "Restructuring") of its relationship with The Aetna Casualty and Surety Company ("AC&S"). The press release announcing the Restructuring is attached hereto as EXHIBIT 99.1. Previously, an insurance facility had operated under the terms of a number of related documents, including: (1) an Amended and Restated Agency and Insurance Services Agreement, dated as of January 1, 1994 among AC&S, the Company and the partnership owned by the Company, Executive Risk Management Associates ("ERMA") (the "Pre-restructuring Agency Agreement"), (2) an Amended and Restated Quota Share Reinsurance Agreement, dated as of January 1, 1994, between AC&S and the Company's indirect subsidiary, Executive Risk Indemnity Inc. ("ERII"), respecting business issued by ERMA on AC&S policies (the "Pre-restructuring AC&S Quota Share Agreement"), (3) a Quota Share Reinsurance Agreement, dated as of January 1, 1994, between ERII and AC&S respecting certain business issued by ERMA on ERII policies (the "Pre-restructuring ERII Quota Share Agreement"), and
(4) a Quota Share Reinsurance Agreement, dated as of January 1, 1994, between the Company's indirect subsidiary, Executive Risk Specialty Insurance Company ("ERSIC"), and AC&S respecting certain business issued by ERMA on ERSIC paper (the "Pre-restructuring ERSIC Quota Share Agreement"). In connection with the Restructuring, the Pre-restructuring Agency Agreement, Pre-restructuring AC&S Quota Share Agreement, Pre-restructuring ERII Quota Share Agreement and Pre-restructuring ERSIC Quota Share Agreement have been terminated and replaced with the following agreements:

         (a) a Restructuring Agreement, dated February 13, 1997 (the "Restructuring Agreement") attached hereto as EXHIBIT 10.1, by and among the Company, the Company's direct subsidiary, Executive Re Inc., the Company's three indirect subsidiaries, ERII, ERSIC and ERMA (collectively, the "Subsidiaries"), AC&S and AC&S' direct subsidiary, Aetna Casualty & Surety of Canada;

         (b) an Agency and Insurance Services Agreement, dated as of January 1, 1997, between AC&S and ERMA (the "1997 Agency Agreement") attached hereto as
EXHIBIT 10.2; and

         (c) a Quota Share Reinsurance Agreement, dated as of January 1, 1997, between AC&S and ERII (the "1997 Reinsurance Agreement") attached hereto as
EXHIBIT 10.3.

Restructuring of Agency Relationship. Under the Pre-restructuring Agency Agreement, AC&S had authorized ERMA to underwrite and issue, on behalf of AC&S, policies of directors and officers liability ("D&O") insurance, financial institution trust department errors and omissions insurance ("Trust E&O"), and certain other insurance ("Other Lines"; and collectively with D&O and Trust E&O, "the "AC&S Lines"), all in accordance with prescribed underwriting guidelines and within defined liability limits. Under the terms of the Pre-restructuring Agency Agreement, ERMA had the exclusive right and authority to issue D&O insurance on behalf of AC&S

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in North America. This exclusive arrangement was binding on AC&S' former parent,
Aetna Life and Casualty (now, Aetna Inc.) and its subsidiaries; however, the arrangement was not binding on AC&S' current parent, Travelers/Aetna Property Casualty Corp. ("TAPCO"), or TAPCO's affiliates. The Pre-restructuring Agency Agreement was subject to termination upon two years' notice, provided that no such termination could be effective until December 31, 1999.

         Pursuant to the 1997 Agency Agreement, ERMA will retain the right and authority, though on a non-exclusive basis, to (a) renew on AC&S paper all policies of AC&S Lines written prior to February 13, 1997, and (b) underwrite and issue new policies of AC&S D&O in the United States in accordance with existing underwriting guidelines and specified limitations on limits of liability. The 1997 Agency Agreement provides that annual gross premium volume written by ERMA with respect to AC&S Lines must not exceed an aggregate amount equal to the lesser of (a) 10% of the sum of the Company's total direct gross D&O premiums plus the total direct gross D&O premiums written by ERMA on AC&S policies under the 1997 Agency Agreement, and (b) $25 million. The Company currently expects that it will underwrite and issue AC&S policies aggregating lower premium volumes than permitted under the 1997 Agency Agreement.

         Unless terminated sooner in accordance with its terms, the 1997 Agency Agreement will remain in effect through December 31, 1999 (subject to possible extension; see "General" below).

Restructuring of Reinsurance Arrangement. Under the Pre-restructuring ERII and ERSIC Quota Share Agreements, AC&S had a 12.5% quota share participation in generally all direct D&O business written on ERII and ERSIC paper. Under the Restructuring Agreement, effective as of January 1, 1997, AC&S will no longer participate in the Company's direct D&O business by way of reinsurance. During 1996, the Company's direct D&O business totaled approximately $225 million.

         Additionally, under the Pre-restructuring AC&S Quota Share Agreement, ERII had a 50% quota share participation in generally all AC&S D&O business issued by ERMA. ERII also had a quota share participation in Trust E&O and Other Lines business written by ERMA on behalf of AC&S. Pursuant to the Restructuring Agreement, as of January 1, 1997, ERII will have a 100% quota share participation in all AC&S Lines business written by ERMA on behalf of AC&S. Under the 1997 Reinsurance Agreement, AC&S will receive a ceding commission equal to actual producers' commissions plus 3.5% of gross written premiums, less return premiums, as an allowance for premium taxes and other costs and expenses that might be incurred by AC&S in connection with the business covered under that agreement.
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General. In addition to modifying the agency and reinsurance relationships, the
Restructuring Agreement provides for the following:

         (a) Mr. Joseph P. Kiernan, an officer of AC&S and TAPCO, has resigned from the Boards of Directors or Partnership Committee, as the case may be, of the Company and its Subsidiaries, and AC&S no longer has any election or nomination rights with respect to Boards of Directors or Partnership Committee of the Company and its Subsidiaries;

         (b) all restrictions on the Company's premium volume (other than as to the business written on AC&S policies as described above) and any remaining AC&S consent requirements for the Company's corporate governance have been terminated;

         (c) the Company has agreed to secure AC&S' reinsurance receivable from ERII under the Pre-restructuring AC&S Quota Share Agreement and the 1997 Reinsurance Agreement by means of providing AC&S with a standby letter of credit in an amount of not more than $25 million, subject to adjustment in the event of certain contingencies;

         (d) AC&S, on behalf of itself and its subsidiaries and certain affiliates, has agreed that for a period of two years it will not solicit the Company's (or any Subsidiary's) underwriters for employment; and

         (e) the parties have mutually agreed to meet in December 1999 to discuss the possibility of entering into another agency relationship with respect to D&O beyond December 31, 1999.

         Under the Restructuring, the Company and its Subsidiaries have relinquished the exclusive right to underwrite and issue D&O on AC&S policies. As a result, competition for D&O business through the end of 1999 may increase. Management is of the opinion that there are potential benefits to the Company by virtue of the Restructuring, principally those flowing from the cessation of AC&S' 12.5% quota share participation in ERII's and ERSIC's direct D&O business, as described above. The financial benefits that may result from the Restructuring depend upon a number of assumptions and marketplace considerations, which are impossible to quantify at this time.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibits are being filed as part of this report:

         Exhibit                                                  Number

Restructuring Agreement, dated as of February 13, 1997,            10.1
  by and among the Company, Executive Re Inc, Executive
  Risk Indemnity Inc., Executive Risk Specialty Insurance
  Company, Executive Risk Management Associates, The
  Aetna Casualty and Surety Company and Aetna Casualty and Surety of Canada.

Agency and Insurance Services Agreement, dated as of               10.2
  January 1, 1997, by and between The Aetna Casualty and Surety Company and Executive Risk Management
  Associates

Quota Share Reinsurance Agreement, dated as of January 1,          10.3
  1997, between The Aetna Casualty and Surety Company and Executive Risk Indemnity Inc.

Press Release of the Company, dated February 13, 1997              99.1


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by he undersigned hereunto duly authorized.

                                             EXECUTIVE RISK INC.
                                             (Registrant)


Date:  February 18, 1997                     /s/ ROBERT H. KULLAS
                                             ----------------------------------
                                             Robert H. Kullas, Vice Chairman
                                             and Chief Operating Officer